UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 20, 2004

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Section 2 - Financial Information

      Item 2.02  Results of Operations and Financial Condition

On Wednesday, October 20, 2004, Cummins Inc. issued a press release announcing its earnings for the third quarter ending September 26, 2004.

Section 9 - Financial Statements and Exhibits

      Item 9.01  Financial Statements and Exhibits

      ( c )  Exhibits.

               99.1         Press release dated October 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2004

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Controller Principle Accounting Officer

Mark Land
Director  - Public Relations
(812) 377-7719
mark.d.land@cummins.com

For Immediate Release
Oct. 20, 2004

Cummins reports record sales in third quarter
Continued strong performance leads to an increase in full-year earnings guidance

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported record sales for the second consecutive quarter as third-quarter profits substantially exceeded the Company's earlier forecasts.

Sales were strong across all business segments and in most markets, led by North American heavy duty truck engine sales and record revenues in the Company's Power Generation segment.

Cummins reported third-quarter revenues of $2.19 billion, a 34 percent increase from $1.63 billion in the same quarter in 2003. The Company's previous quarterly sales record was $2.12 billion in the second quarter of 2004.

Net earnings for the quarter were $116 million, or $2.40 per diluted share -above the Company's previous guidance of $1.30 - $1.40 a share. Cummins earned $24 million, or 60 cents per diluted share, in the third quarter of 2003.

The Company's third-quarter earnings include tax benefits of $37 million, or 74 cents a share, that reflect the impact of the Company's improved earnings performance and outlook. Third quarter results also include a one-time pre-tax charge of $9 million, or 15 cents a share, related to inventory valuation.

Earnings before interest and taxes were $146 million, or 6.7 percent of sales, compared to $61 million, or 3.7 percent last year - and within our targeted EBIT goal of 6 to 9 percent.

"Demand for our products continues to be extremely strong," said Cummins Chairman and Chief Executive Officer Tim Solso. "Our sales were stronger than expected in most markets, led by the North American heavy duty truck engine market, where our sales more than doubled from the same time last year and where we continue to gain market share."

Through August, Cummins share of the North American heavy duty truck engine market was 27 percent, a 5.5 percentage point increase from the beginning of the year.

As a result of continued performance improvement, Cummins has today increased its earnings guidance for the full year. The Company now expects to earn between $7.10 and $7.20 a share in 2004, up from the previous guidance of $5.55 - $5.75 a share. The updated guidance includes $1.04 a share related to tax matters - 74 cents a share for the third quarter and 30 cents a share in the fourth quarter.  The Company expects to earn between $2.15 and $2.25 a share in the fourth quarter.

The rapid ramp-up in demand for our products has created some inefficiencies and internal capacity constraints, which the Company is addressing and believes will have less of an impact in future periods. The Company also continues to face challenges caused by rising commodities prices, especially steel, and supply chain constraints, which are expected to continue.

"We continue to participate in the strong market recovery and benefit from our geographic diversification," Solso said. "I can't remember a time in my 33-year career with Cummins where all our markets were this strong, and when we were this well-positioned to turn that market strength into earnings and value for our shareholders."

Engine Segment
Engine business sales rose 53 percent from third quarter 2003 to $1.44 billion, led by sharply higher sales in North America.  Sales volumes in the North American heavy duty truck market rose 119 percent from the same period in 2003, while medium-duty truck engine shipments rose 74 percent.  Shipments of Dodge Ram engines rose 11 percent, building on record performance in that market this year.

Overall, engine shipments rose 30 percent from the third quarter 2003 to more than 106,000 units. The engine business reported Segment EBIT of $96 million, compared to $36 million in the third quarter of 2003.

Power Generation Segment
The Company's Power Generation business posted Segment EBIT of $17 million on sales of $502 million -- the unit's fourth straight quarterly profit.  For the same period last year, Power Generation broke even on sales of $363 million.

The Newage alternator division, excluding newly consolidated entities, saw sales increase 51 percent over third quarter 2003. Commercial demand was especially strong in the Middle East and China, where we believe the market will continue to be strong at least through the end of 2005.

The segment's consumer business increased 17 percent, with sales for recreational vehicles posting a 21 percent gain and where Cummins maintains the leading market position.

Filtration and Other Segment
The Company's Filtration and Other business reported sales of $369 million in the third quarter, up 45 percent from last year. A broad market recovery has led to increased demand across many geographic regions, notably in North America.

The segment's Holset turbocharger division reported robust demand, led by the North American heavy duty truck market.  Holset sales in China also continue to improve this year, following a slowdown in 2003.

For the quarter, Filtration and Other reported Segment EBIT of $21 million, compared to $16 million during the third quarter of 2003.

International Distributor Segment
Each of our Company-owned distributors around the world enjoyed sales gains compared to the third quarter of 2003, with total sales rising 24 percent to $215 million. Segment EBIT for this business was $12 million.  Business was strong across product lines and geographies, particularly in Europe and Asia.

Cash Flow
Strong profits resulted in positive cash flow for the Company in the third quarter, and we are confident that we will continue to be able to pay down our debt with cash flow from operations.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP financial measure used in this release. EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast Information

Cummins management will host a teleconference to discuss these results at 10 a.m. CDT, 11 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves its customers through more than 680 company-owned and independent distributor locations in 137 countries and territories. Cummins also provides service through a dealer network of more than 5,000 facilities in 197 countries and territories. With more than 24,000 employees worldwide, Cummins reported sales of $6.3 billion in 2003. Press releases can be found on the Web at www.cummins.com.

Forward Looking Statement Disclosure
Information provided and statements in this release and on the accompanying web cast that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

                               CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF EARNINGS (a)
                                                                      Unaudited

	Three Months Ended		Nine Months Ended		Three Months Ended
	Sept. 26,	Sept. 28,	Sept. 26,	Sept. 28,	June 27,
Millions, except per share amounts	2004	2003	2004	2003	2004

Net sales..............................................................	$2,194	$1,634	$6,089	$4,560	$2,124
Cost of goods sold...............................................	1,760	1,341	4,882	3,773	1,696

Gross margin.......................................................	434	293	1,207	787	428

Expense and other income:
Selling and administrative expenses..................	260	208	734	603	251
Research and engineering expenses................	60	51	175	148	59
Equity, royalty and other income from investees.	(26)	(20)	(73)	(44)	(29)
Interest expense...........................................	28	25	82	65	27
Other income, net............................................	(6)	(7)	(1)	(17)	(1)
Earnings before income taxes, minority interest and
dividends on preferred securities of subsidiary trust	118	36	290	32	121
Provision (benefit) for income taxes..................	(4)	9	44	5	34
Minority interests in earnings of consolidated
subsidiaries	6	3	15	9	5
Dividends on preferred securities of subsidiary trust.	-	-	-	11	-

Net earnings..............................................	$ 116	$ 24	$ 231	$ 7	$ 82

	======	======	======	======	======

Earnings per share:
Basic...................	$ 2.71	$ 0.62	$ 5.54	$ 0.18	$ 1.97
Diluted..................	$ 2.40	$ 0.60	$ 4.95	$ 0.18	$ 1.76

Cash dividends declared per share.......................	$ 0.30	$ 0.30	$ 0.90	$ 0.90	$ 0.30

Weighted average shares outstanding:
Basic...................	42.7	39.4	41.8	39.0	41.8
Diluted..................	49.8	45.9	48.7	39.2	48.8

(a) Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

                         CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEETS

Millions	Sept. 26, 2004
	Unaudited (a)	Dec. 31, 2003
ASSETS
Current assets:
Cash and cash equivalents...............................................	$ 421	$ 108
Marketable securities...............	86	87
Receivables, net .................	1,204	929
Inventories..........................................................................	998	733
Other current assets...........................................................	284	273
Total current assets..............	2,993	2,130
Long-term assets:
Property, plant and equipment, net.........	1,570	1,347
Investments in and advances to equity investees....	258	339

Goodwill........................	353	344
Other intangible assets, net.............	91	92
Deferred income taxes....................	711	663
Other assets............................	192	211
Total assets.........................................................................	$6,168	$5,126

	=======	======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Loans payable.....................................................................	$ 49	$ 28
Current maturities of long-term debt...................................	275	21
Accounts payable.................................................................	845	557
Accrued product coverage and marketing expenses...	300	246
Other current liabilities........................................................	672	539
Total current liabilities.............	2,141	1,391
Long-term liabilities:
Long-term debt.................................................................	1,268	1,380
Pensions......................	387	446
Postretirement benefits other than pensions.......	572	577
Other liabilities..................................................................	325	260
Total liabilities................	4,693	4,054

Minority interests.................	192	123

Shareholders' equity:
Common stock, $2.50 par value, 48.2 and 48.3 shares issued	121	121
Additional contributed capital............................................	1,156	1,113
Retained earnings...............................................................	760	569
Accumulated other comprehensive loss
Minimum pension liability..............	(435)	(434)
Other components, net.................	(83)	(58)
Common stock in treasury, at cost, 2.7 and 5.6 shares.......	(108)	(225)
Common stock held in trust for employee benefit plans,
2.2 and 2.3 shares......	(106)	(113)
Unearned compensation...................	(22)	(24)
Total shareholders' equity..............	1,283	949
Total liabilities and shareholders' equity.......................	$6,168	$5,126
	=======	=======

(a) Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

                       CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
                                                                 Unaudited

	Nine Months Ended
Millions	Sept. 26, 2004	Sept. 28, 2003
Cash flows from operating activities:
Net earnings ................................................................	$ 231	$ 7
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization....................................	199	165
Equity in earnings of investees, net of dividends...	(10)	(31)
Minority interests in earnings of consolidated subsidiaries..	15	9
Pension expense................	68	47
Pension contributions..............	(115)	(104)
Stock-based compensation expense.......	12	16
Tax benefit on stock options exercised.......	21	-
Amortization of gain on swap unwind.......	(5)	(5)
Translation and hedging activities.........	(11)	(7)
Changes in assets and liabilities:
Receivables........................................................	(250)	(132)
Inventories.................................................................	(212)	(79)
Accounts payable...............................	253	139
Accrued expenses................	156	(27)
Other..........................................................................	16	15
Net cash provided by operating activities.......................	368	13

Cash flows from investing activities:
Capital expenditures.................	(78)	(70)
Investments in internal use software..........	(23)	(21)
Proceeds from disposals of equipment..........................	7	7
Investments in and advances (to) from equity investees	(19)	3
Acquisition of businesses, net of cash acquired....	(18)	-
Investments in marketable securities - acquisitions.	(104)	(103)
Investments in marketable securities - liquidations........	112	98
Net cash used in investing activities................................	(123)	(86)

Cash flows from financing activities:
Proceeds from borrowings.................................................	32	16
Payments on borrowings and capital lease obligations....	(54)	(132)
Net borrowings under short-term credit agreements..	12	56
Proceeds from issuing common stock.........	125	37
Dividend payments on common stock............................	(40)	(37)
Distributions to minority shareholders........	(5)	(9)
Other..............................................................................	(1)	(5)
Net cash provided by (used in) financing activities....	69	(74)
Effect of exchange rate changes on cash and cash equivalents	(1)	3

Net increase (decrease) in cash and cash equivalents...........	313	(144)
Cash and cash equivalents at beginning of the period........	108	224
Cash and cash equivalents at end of the period....	$ 421	$ 80
	=======	=======

(a) Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

                                     CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
                                                            SEGMENT INFORMATION
                                                                            Unaudited

Millions	Engine	Power Generation	Filtration And Other	International Distributor	Eliminations	Total

Three Months Ended Sept. 26, 2004
Net sales (1)	$ 1,438	$ 502	$ 369	$ 215	$ (330)	$ 2,194
Segment EBIT	96	17	21	12	-	146

Net assets	1,317	626	766	186	-	2,895

Three Months Ended Sept. 28, 2003
Net sales	$ 942	$ 363	$ 255	$ 174	$ (100)	$ 1,634
Segment EBIT	36	-	16	9	-	61
Net assets	913	474	664	174	-	2,225

Nine Months Ended Sept. 26, 2004
Net sales (1)	$ 3,970	$ 1,339	$1,085	$ 606	$ (911)	$ 6,089
Segment EBIT	227	42	69	34	-	372

Nine Months Ended Sept. 28, 2003
Net sales	$ 2,647	$ 937	$ 774	$ 479	$ (277)	$ 4,560
Segment EBIT	38	(29)	61	27	-	97

The table below reconciles the segment information to the corresponding amounts in the Consolidated Financial Statements.

	Three Months Ended		Nine Months Ended
	Sept. 26,	Sept. 28,	Sept. 26,	Sept. 28,
Millions	2004	2003	2004	2003

Segment EBIT........................................................................	$ 146	$ 61	$372	$ 97
Less:
Interest expense.....................................................	28	25	82	65
Income tax provision (benefit)..................	(4)	9	44	5
Minority interest in earnings of consolidated subsidiaries....	6	3	15	9
Dividends on preferred securities............	-	-	-	11
Consolidated net earnings ................	$116	$ 24	$231	$ 7

	======	=======	=====	=====

Net assets for operating segments...........................	$2,895	$2,225
Liabilities deducted in computing net assets..........	3,040	2,539
Minimum pension liability excluded from net assets.....	(698)	(624)
Deferred tax assets not allocated to segments.......	903	820
Debt-related costs not allocated to segments.........................	28	26
Consolidated assets....................	$ 6,168	$4,986
	=======	=======

(1)  Prior to January 1, 2004, intersegment transactions between the Engine segment and the Power Generation segment and   between the Filtration and Other segment and the Engine segment were reported at cost and no sale reported by the transferor segment.  Beginning January 1, 2004, this inter-segment activity is reflected in the sales and unit shipments of the transferor segments at a market based transfer price discounted for certain items; further, certain intersegment cost allocations to the transferor segments have been eliminated.  In addition, certain engines made by the Engine segment and sold to International Distributors through Power Generation were previously recorded as a sale to Power Generation; however under the new methodology Power Generation records a sales commission.  We believe the methodology change allows our segment management to focus on those pricing decisions and cost structuring actions that are within their control.  As a result of the change in methodology in the three and nine months ended September 26, 2004, sales in the Engine segment increased $140 million and $357 million, respectively, sales in the Power Generation segment decreased $14 million and $31 million, respectively, sales in the Filtration and Other segment increased $53 million and $153 million, respectively and eliminations increased $179 million and $479 million, respectively.   The impact on segment EBIT was immaterial for each segment in both periods.

(2)

NON-GAAP FINANCIAL MEASURES (Unaudited)

Earnings before interest, taxes, minority interests and preferred dividends (EBIT)

We define EBIT as earnings before interest, taxes, minority interest, preferred dividends and the cumulative effect of any accounting changes.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended		Nine Months Ended		Three Months Ended
	Sept. 26,	Sept. 28,	Sept. 26,	Sept. 28,	June 27,
Millions, except per share amounts	2004	2003	2004	2003	2004
Earnings before interest, income taxes, minority interest and dividends on preferred securities of subsidiary trust......	$ 146	$ 61	$ 372	$ 97	$ 148
Interest expense...............................................	28	25	82	65	27
Provision (benefit) for income taxes.................	(4)	9	44	5	34
Minority interests in earnings of consolidated
subsidiaries.	6	3	15	9	5
Dividends on preferred securities of subsidiary trust.	-	-	-	11	-

Net earnings ...............................................	$ 116	$ 24	$ 231	$ 7	$ 82
	======	======	======	======	======

*      Interest expense between accounting periods is not comparable due to the issuance of a new accounting standard.  In May 2003, the FASB issued SFAS 150 which required that dividends on our Convertible Preferred Securities of Subsidiary Trust be classified as interest expense after July 1, 2003.  This reclassification results in interest expense not being comparable for the periods presented.

*      We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.

                                                        SUPPLEMENTAL DATA

 Sales

$Millions	Q1	Q2	Q3	Q4	YTD
2004:
Engine Business
Heavy-Duty Truck	341	445	466		1,252
Medium Duty Truck+Bus	165	192	195		552
Light Duty Auto+RV	274	304	299		877
Industrial	260	324	334		918
Stationary Power	99	128	144		371
Total Engine Business	1,139	1,393	1,438		3,970
Power Generation	369	468	502		1,339
Filtration / Other	347	369	369		1,085
Int'l. Distributors	171	220	215		606
Eliminations	(255)	(326)	(330)		(911)
TOTAL	1,771	2,124	2,194		6,089
2003:
Engine Business
Heavy-Duty Truck	236	266	278	320	1,100
Medium Duty Truck+Bus	122	141	140	157	560
Light Duty Auto+RV	222	228	264	221	935
Industrial	236	254	260	286	1,036
Total Engine Business	816	889	942	984	3,631
Power Generation	267	307	363	392	1,329
Filtration / Other	254	265	255	282	1,056
Int'l. Distributors	136	169	174	190	669
Eliminations	(86)	(91)	(100)	(112)	(389)
TOTAL	1,387	1,539	1,634	1,736	6,296

Engine Shipments
Units	Q1	Q2	Q3	Q4	YTD
2004:
Midrange	79,700	91,400	88,200		259,300
Heavy-duty	15,900	22,100	23,200		61,200
High Horsepower	2,200	3,100	3,200		8,500

TOTAL

	97,800	116,600	114,600		329,000
2003:
Midrange	66,300	69,800	73,800	70,900	280,800
Heavy-duty	10,700	12,800	13,200	16,000	52,700
High Horsepower	1,900	2,000	2,400	2,500	8,800

TOTAL

	78,900	84,600	89,400	89,400	342,300